                                                                     EXHIBIT 1.1

                          QUANTA CAPITAL HOLDINGS LTD.
                        10.25% SERIES A PREFERRED SHARES

                             UNDERWRITING AGREEMENT

                                                               December 14, 2005

     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
     as Representative of the several Underwriters
     c/o Friedman, Billings, Ramsey & Co., Inc.
     1001 19th Street North
     Arlington, Virginia 22209

     Dear Sirs:

               Quanta Capital Holdings Ltd., a Bermuda exempted company (the
     "Company") confirms its agreement with each of the Underwriters listed on
     Schedule I hereto (collectively, the "Underwriters"), for whom Friedman,
     Billings, Ramsey & Co., Inc. is acting as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company of
     3,000,000 shares (the "Initial Shares") of 10.25% Series A Preferred
     Shares, par value $0.01 per share, of the Company (the "Preferred Shares"), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Preferred Shares set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of
     450,000 additional shares of Preferred Shares to cover over-allotments (the
     "Option Shares"), if any, from the Company to the Underwriters, acting severally and not jointly, in the respective proportion as set forth opposite the names of the Underwriters in Schedule I hereto. The 3,000,000 shares of Preferred Shares to be purchased by the Underwriters and all or any part of the 450,000 shares of Preferred Shares subject to the option described in Section l(b) hereof are hereinafter called, collectively, the
     "Shares."

               The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

               The Company has filed with the Securities and Exchange Commission
     (the Commission"), a registration statement on Form S-3 (No. 333-129255)
     and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations").
     The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related preliminary prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration

     statement, as amended at the time it was declared effective by the
     Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time
     (as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to incorporation by reference, Rule 430B of the Securities Act
     Regulations or otherwise, is hereinafter called the "Registration
     Statement." Any registration statement filed pursuant to Rule 462(b) of the
     Securities Act Regulations is hereinafter called the "Rule 462(b)
     Registration Statement," and after such filing the term "Registration
     Statement" shall include the 462(b) Registration Statement. The term "Base
     Prospectus" means the prospectus dated November 2, 2005 included in the
     Registration Statement including the information incorporated by reference therein. The term "Prospectus Supplement" means the prospectus supplement specifically relating to the Shares, in the form first filed with the
     Commission pursuant to Rule 424 under the Securities Act, including any amendment or supplement thereto and all information incorporated by reference therein. The term "Prospectus" means the Base Prospectus together with the Prospectus Supplement. The term "Preliminary Prospectus" means any preliminary form of the Prospectus in the form filed with the Commission pursuant to Rule 424 of the Securities Act Regulations.

               The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

               The term "Disclosure Package" means (i) the Base Prospectus and the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the
     Issuer Free Writing Prospectuses (as defined below), if any, identified in
     Schedule II hereto, and (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.

               The term "Issuer Free Writing Prospectus" means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act
     Regulations. The term "Free Writing Prospectus" means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

               The Company and the Underwriters agree as follows:

1.   Sale and Purchase:

          (a) Initial Shares. Upon the basis of the warranties and
     representations and other terms and conditions herein set forth, at the purchase price per share of $24.2125, the Company agrees to sell to the
     Underwriters 3,000,000 Initial Shares and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of
     Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case, to such

                                      -2-

     adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

          (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the
     Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the
     Company will sell the total number of Option Shares then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial
     Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

2.   Payment and Delivery:

          (a) Initial Shares. The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of The Depository Trust Company
     ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours' prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time (as defined below) with respect thereto at the office of Friedman, Billings, Ramsey & Co., Inc.,
     1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the "Designated Office").
     The time and date of such delivery and payment shall be 9:30 a.m., New York
     City time, on the fourth business day after the date hereof (unless another time and date shall be agreed to by the Representative and the

                                      -3-

     Company). The time at which such payment and delivery of both Initial
     Shares and Option Shares are actually made is hereinafter sometimes called the "Closing Time" and the date of delivery of both Initial Shares and
     Option Shares is hereinafter sometimes called the "Date of Delivery."

          (b) Option Shares. Any Option Shares to be purchased by each
     Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of
     DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal
     (same-day) funds to the account specified to the Representative by the
     Company upon at least forty-eight hours' prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Date of
     Delivery with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the
     Representative to the Company of the Underwriters' election to purchase such Option Shares or on such other time and date as the Company and the
     Representative may agree upon in writing.

3.   Representations and Warranties of the Company:

          The Company represents and warrants to the Underwriters that:

          (a) the Company has an authorized capitalization as set forth in both the Prospectus and the Disclosure Package; the outstanding shares of capital stock of the Company and each material subsidiary of the Company
     (each, a "Subsidiary") that is a corporation have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries that are corporations are directly or indirectly owned of record and beneficially by the Company and all of the membership interests in each Subsidiary that is a limited liability company have been duly and validly authorized and issued and fully paid, and all of the outstanding membership interests in each Subsidiary that is a limited liability company are directly or indirectly owned of record and beneficially by the Company; except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company or any of the
     Subsidiaries convertible into or exchangeable for any capital stock or membership interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such
     Subsidiary any such capital stock or membership interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock or membership interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

                                      -4-

          (b) each of the Company and the Subsidiaries (all Subsidiaries of
     which are named in Exhibit 21 to the Company's Annual Report for 2004 on
     Form 10-K) has been duly incorporated or formed and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its respective jurisdiction of organization with full corporate or limited liability company, as applicable, power and authority to own its respective properties and to conduct its respective businesses as described in each of the Registration Statement, the Prospectus and the
     Disclosure Package and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein;

          (c) the Company and all of the Subsidiaries are duly qualified or licensed and are in good standing in each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or otherwise maintain an office and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition
     (financial or otherwise), present or prospective, of the Company and the
     Subsidiaries taken as a whole, (any such effect or change, where the context so requires, is hereinafter called a "Material Adverse Effect" or
     "Material Adverse Change"); except as disclosed in both the Prospectus and the Disclosure Package, no Subsidiary is prohibited or restricted, directly or indirectly, in any material respect from paying dividends to the
     Company, or from making any other distribution with respect to such
     Subsidiary's capital stock or from repaying to the Company or any other
     Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other
     Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed in both the Prospectus and the Disclosure Package, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

          (d) the Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to comply would not reasonably be expected to have a
     Material Adverse Effect;

          (e) neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

                                      -5-

          (f) the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the organizational documents of the Company or any Subsidiary, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (ii)
     for such breaches or defaults which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or (B)
     result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary;

          (g) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 10 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

          (h) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency, domestic or foreign, is required in connection with the Company's execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), (B) such approvals as have been obtained in connection with the approval of the quotation of the Shares on NASDAQ, (C)
     any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the
     Underwriters, (D) such approvals, authorizations, consents, orders or filings under the rules and regulations of the NASD and (E) such filings and approvals as may be required in such jurisdictions outside the United
     States where the Underwriters choose to market the Shares and such as may be required and have been obtained from the Bermuda Monetary Authority;

          (i) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, domestic or foreign, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in both the Prospectus and the
     Disclosure

                                      -6-

     Package, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not reasonably be expected to, individually or in the aggregate, have a Material Adverse
     Effect; neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in both the Prospectus and the Disclosure Package, except for such accreditations or certifications that the failure of which to obtain would not reasonably be expected to individually or in the aggregate, have a
     Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, domestic or foreign law, regulation or rule or any decree, order or judgment, domestic or foreign, applicable to the Company or any of the Subsidiaries the effect of which would reasonably be expected to result in a Material Adverse
     Change;

          (j) each of the Registration Statement and any Rule 462(b)
     Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities
     Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the
     Commission, and the Company has complied to the Commission's satisfaction with any request on the part of the Commission for additional information;

          (k) the Preliminary Prospectus and the Prospectus when filed and the
     Registration Statement as of each effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or
     the Prospectus will, when they become effective or are filed with the
     Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

          (l) the Registration Statement, as of each effective date and as of the date hereof, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated
     therein or necessary to make the statements therein not misleading; and the
     Preliminary Prospectus does not, and the Prospectus as supplemented by any
     Issuer Free Writing Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each
     Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in
     reliance upon and in conformity with the information concerning the
     Underwriters and

                                      -7-

     furnished in writing by or on behalf of the Underwriters through the
     Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 10(b) hereof);

          (m) each document incorporated by reference in the Prospectus and the
     Disclosure Package, when it became effective or was filed with the
     Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the Exchange Act Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus and the Disclosure
     Package or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the rules and regulations under the Exchange Act (the "Exchange Act
     Regulations") and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (n) as of 6:00 p.m. (Eastern time) on the date of this Agreement (the
     "Initial Sale Time"), the Disclosure Package did not, and at each Closing
     Time, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 10(b) hereof);

          (o) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified;

          (p) the Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the
     Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the Securities Act
     Regulations; and each Free Writing Prospectus that the Company

                                      -8-

     has filed, or is required to file, pursuant to Rule 433(d) under the
     Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

          (q) except for the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and any electronic road show relating to the offering, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any Free Writing Prospectus;

          (r) the Preliminary Prospectus, the Prospectus and any Issuer Free
     Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with this offering have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"),
     except to the extent permitted by Regulation S-T;

          (s) the Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus;

          (t) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which would not reasonably be expected to result in a judgment, decree, award or order having a Material Adverse
     Effect;

          (u) the financial statements, including the notes thereto, included in
     (or incorporated by reference into) each of the Registration Statement, the
     Prospectus and the Disclosure Package present fairly the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with
     Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in both the Prospectus and the Disclosure Package under the captions "Prospectus
     Summary - Summary Historical Consolidated Financial Information" and
     "Selected Historical Consolidated Financial Information" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement, the Prospectus and the Disclosure Package; the amounts in both the
     Prospectus and the Disclosure Package in the table under the caption
     "Prospectus Summary - Recent Developments" and under the caption
     "Capitalization" fairly present in

                                      -9-

     all material respects the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the
     Registration Statement, the Prospectus and the Disclosure Package; no other financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the Disclosure Package;

          (v) to the best of the Company's knowledge, PricewaterhouseCoopers
     LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of each of the
     Registration Statement, the Prospectus and the Disclosure Package or are
     incorporated by reference therein, and any other accounting firm that has certified Company financial statements and delivered its reports with respect thereto, are, and were during the periods covered by their reports, independent registered public accounting firms as required by the
     Securities Act and the Securities Act Regulations registered with the
     Public Company Accounting Oversight Board;

          (w) subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the
     Disclosure Package, and except as may be otherwise stated in such documents, there has not been (A) any Material Adverse Change or any development that could reasonably be expected to result in a Material
     Adverse Change, whether or not arising in the ordinary course of business,
     (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the
     Subsidiaries other than in the ordinary course of business, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the
     Company or any Subsidiary outside the ordinary course that is material to the Company and Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

          (x) the Shares conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the
     Disclosure Package;

          (y) there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement in connection with the sale of the Shares or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in the Prospectus;

          (z) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim (except as set forth in the Company's Bye-laws and Certificate of Designation related to the Shares), and the issuance and sale of the Shares by the

                                      -10-

     Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise;

          (aa) application has been made for listing the Shares on NASDAQ;

          (bb) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (cc) neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the
     Exchange Act, or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the
     National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

          (dd) the Company has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

          (ee) any certificate signed by any officer of the Company or any
     Subsidiary delivered to the Representative or to counsel for the
     Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

          (ff) the form of certificate used to evidence the Preferred Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the NASDAQ;

          (gg) the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in both the Prospectus and the Disclosure Package or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in both the Prospectus and the Disclosure Package or are not material to the Company and its Subsidiaries as a whole and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

                                      -11-

          (hh) the descriptions in each of the Registration Statement, the
     Prospectus and the Disclosure Package of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the
     Registration Statement, the Prospectus or the Disclosure Package or to be
     filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the
     Subsidiaries and third parties expressly referenced in both the Prospectus and the Disclosure Package are legal, valid and binding obligations of the
     Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles;

          (ii) the Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how
     (collectively "Intangibles") necessary to entitle the Company and each
     Subsidiary to conduct its business as described in both the Prospectus and the Disclosure Package except where the failure to own or possess, or to be able to acquire, such Intangibles would reasonably be expected to have a
     Material Adverse Effect, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would reasonably be expected to have a
     Material Adverse Effect;

          (jj) (x) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the
     Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal quarter covered by the Registration Statement, and (iii)
     are effective in all material respects to perform the functions for which they were established, and (y) based on the evaluation of the Company's disclosure controls and procedures described above, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. Since the most recent evaluation of the Company's disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting;

                                      -12-

          (kk) the Company is not aware of any significant deficiency or material weaknesses existing in the design or implementation of the internal controls over financial reporting of the Company that adversely affects the Company's ability to record, process, summarize and report to management or the Board of Directors material financial information relating to the Company;

          (ll) each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon other than those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which has been threatened against any such entity which, if determined adversely to any such entity, could have a Material Adverse
     Effect; all tax liabilities are adequately provided for on the respective books of such entities;

          (mm) each of the Company and the Subsidiaries maintains insurance
     (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the
     Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

          (nn) neither the Company nor any of the Subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the
     Company or any of the Subsidiaries; the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not reasonably be expected to, individually or in the aggregate, result in a
     Material Adverse Change;

          (oo) neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect;

                                      -13-

          (pp) the Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee
     Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no
     "reportable event" (as defined in ERISA) has occurred with respect to any
     "pension plan" (as defined in ERISA) for which the Company or any of the
     Subsidiaries would have any liability; the Company and each of the
     Subsidiaries have not incurred and do not expect to incur liability under
     (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code
     of 1986, as amended, including the regulations and published interpretations thereunder ("Code"); and each "pension plan" for which the
     Company and each of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

          (qq) neither the Company nor any of the Subsidiaries nor, to the best of the Company's knowledge, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the
     Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

          (rr) except as otherwise disclosed in both the Prospectus and the
     Disclosure Package, there are no material outstanding loans, extensions of credit or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

          (ss) all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the NASDAQ;

                                      -14-

          (tt) in connection with this offering, the Company has not offered and will not offer its Preferred Shares or any other securities convertible into or exchangeable or exercisable for Preferred Shares in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement;

          (uu) the Company has not incurred any liability for any finder's fees or similar payments in connection with the issuance of the Shares contemplated hereby;

          (vv) no relationship, direct or indirect, exists between or among the
     Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the
     Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration
     Statement, the Prospectus or the Disclosure Package and which is not so described;

          (ww) neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an
     "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended
     (the "Investment Company Act");

          (xx) there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the
     Subsidiaries which are likely to have, individually or in the aggregate, a
     Material Adverse Effect;

          (yy) the Company, the Subsidiaries and any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, are, and at the Closing Time and any Date of Delivery will be, in compliance in all material respects with the provisions of the
     Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

          (zz) nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The
     Representative undertakes to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the
     Representative with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Representative shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The
     Company acknowledges and agrees that: (i) the purchase and sale of the
     Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the Representative, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this
     Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriters are and

                                      -15-

     have been acting solely as principals and are not financial advisors, agents or fiduciaries of the Company or its respective affiliates, stockholders, creditors or employees or any other party; (iii) the
     Representative has not assumed or will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto
     (irrespective of whether the Representative has advised or is currently advising the Company on other matters); and (iv) the Representative and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Representative has no obligation to disclose any of such interests. The Company acknowledges that the Representative disclaims any implied duties
     (including any fiduciary duty), covenants or obligations arising from the
     Representative's performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the
     Representative with respect to any breach or alleged breach of agency or fiduciary duty; and

          (aaa) the Company has not entered into any agreement to consummate any amalgamation, merger or consolidation the result of which is that, immediately after such transaction, the holders of all of the Company's outstanding common shares immediately prior to such transaction hold 50% or less of the aggregate voting power of the common shares of the entity surviving such transaction.

4.   Certain Covenants:

          The Company hereby agrees with each Underwriter:

          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

          (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the
     Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective;

          (c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than

                                      -16-

     10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement)
     in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the
     Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

          (d) to advise the Representative promptly and (if requested by the
     Representative) to confirm such advice in writing, when the Registration
     Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

          (e) to furnish a copy of each proposed Free Writing Prospectus to the
     Representative and counsel for the Underwriters and obtain the consent of the Representative prior to referring to, using or filing with the
     Commission any Free Writing Prospectus pursuant to Rule 433(d) under the
     Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto;

          (f) to comply with the requirements of Rules 164 and 433 of the
     Securities Act Regulations applicable to any Issuer Free Writing
     Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

          (g) to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the
     Commission for amendments or supplements to the Registration Statement, the
     Preliminary Prospectus, the Prospectus or any Issuer Free Writing
     Prospectus, or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free
     Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the
     Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing
     Prospectus and to file no such amendment or supplement to which the
     Representative shall reasonably object in writing;

          (h) upon request, to furnish to the Underwriters for a period of three years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of stock of the Company, (ii) as soon as practicable after the filing thereof, copies of all reports filed by

                                      -17-

     the Company with the Commission, the NASD or any securities exchange and
     (iii) such other information as the Underwriters may reasonably request regarding the Company and the Subsidiaries;

          (i) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the
     Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representative or counsel for the Underwriters, would require the making of any change in the Prospectus or the Disclosure
     Package so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated
     therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus or the
     Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and afford the Representative a reasonable opportunity to comment on any such proposed amendment or supplemental prior to filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company's own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act
     Regulations) is so delivered, be misleading, or so that the Prospectus or the Disclosure Package will comply with the law;

          (j) to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus
     or any Issuer Free Writing Prospectus that may, in the judgment of the
     Company or the Representative, be required by the Securities Act or requested by the Commission;

          (k) prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or
     any Issuer Free Writing Prospectus, with respect to the Shares to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative (not to be unreasonably withheld)
     to the filing;

          (l) to furnish promptly to each Representative a signed copy of the
     Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;

                                      -18-

          (m) to furnish promptly to each Representative, before filing with the
     Commission, during the period referred to in paragraph (i) above, a copy of any document proposed to be filed with the Commission pursuant to Section
     13, 14, or 15(d) of the Exchange Act and during the period of three years hereafter to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

          (n) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Prospectus and the Disclosure Package;

          (o) to make generally available to its security holders and to deliver to the Representative as soon as practicable, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule
     158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;

          (p) to use its best efforts to cause the Shares to be listed on NASDAQ and when so listed to use its best efforts to maintain the quotation of the
     Shares on NASDAQ and to file with NASDAQ all documents and notices required by NASDAQ of companies that have securities that are traded and quotations for which are reported by NASDAQ;

          (q) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

          (r) to refrain during a period of 90 days from the date of the
     Prospectus, without the prior written consent of the Representative, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any preferred share or any securities convertible into or exercisable or exchangeable for preferred shares, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap, option, future, derivative or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the preferred shares, whether any such swap, option, future, derivative or transaction described in clause (i) or (ii)
     above is to be settled by delivery of preferred shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold hereunder;

          (s) not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation

                                      -19-

     of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

          (t) that the Company will comply with all of the provisions of any undertakings in the Registration Statement.

          (u) the Company will use its commercially reasonable efforts to maintain, and cause each of the Subsidiaries to maintain, in accordance with applicable law a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii)
     transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii)
     access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

5.   Payment of Expenses:

          (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary
     Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any
     amendments or supplements thereto (including costs of counsel and independent accountants to the Company), and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the
     Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by the NASD (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares in NASDAQ, (viii) making road show presentations with respect to

                                      -20-

     the offering of the Shares, (ix) preparing and distributing one copy each of the transaction documents for the Underwriters and its legal counsel and
     (x) the performance of the Company's other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.

          (b) The Company agrees to reimburse the Representative for its reasonable out-of-pocket expenses in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, the fees and expenses of the Underwriters'
     outside legal counsel and actuaries and any other advisors, accountants, appraisers, etc. (including without limitation, the fees and expenses of counsel with respect to state securities or blue sky laws and obtaining the filing for review of the public offering of the Shares by the NASD, all of which shall be reimbursed by the Company pursuant to the provisions of subsection (a) above).

          (c) The Company agrees with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are otherwise specifically provided for herein.

6.   Conditions of the Underwriters' Obligations:

          (a) The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the
     Company hereunder on the date hereof and at the Closing Time and on each
     Date of Delivery, as applicable, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Date of Delivery, as applicable:

               (i) The Company shall furnish to the Underwriters at the Closing
               Time and on each Date of Delivery an opinion of Baker & McKenzie
               LLP, counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and each Date of
               Delivery and in form and substance satisfactory to Sidley Austin
               Brown & Wood LLP, counsel for the Underwriters, to the effect reasonably requested by the Representative.

               (ii) The Company shall furnish to the Underwriters at the Closing
               Time and on each Date of Delivery an opinion of Conyers Dill &
               Pearman, Bermuda counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and each
               Date of Delivery and in form and substance satisfactory to Sidley
               Austin Brown & Wood LLP, counsel for the Underwriters, to the effect reasonably requested by the Representative.

                                      -21-

               (iii) The Company shall furnish to the Underwriters at the
               Closing Time and on each Date of Delivery an opinion of Hugh
               Alexander P.C., Colorado counsel for the Company and the
               Subsidiaries, addressed to the Underwriters and dated the Closing
               Time and each Date of Delivery and in form and substance
               satisfactory to Sidley Austin Brown & Wood LLP, counsel for the
               Underwriters, to the effect reasonably requested by the
               Representative.

               (iv) The Company shall furnish to the Underwriters at the Closing
               Time and on each Date of Delivery an opinion of Baker & Daniels,
               Indiana counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and each Date of
               Delivery and in form and substance satisfactory to Sidley Austin
               Brown & Wood LLP, counsel for the Underwriters, to the effect reasonably requested by the Representative.

               (v) The Company shall furnish to the Underwriters at the Closing
               Time and on each Date of Delivery an opinion of A & L Goodbody
               Solicitors, Irish counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and each
               Date of Delivery and in form and substance satisfactory to Sidley
               Austin Brown & Wood LLP, counsel for the Underwriters, to the effect reasonably requested by the Representative.

               (vi) The Company shall furnish to the Underwriters at the Closing
               Time and on each Date of Delivery an opinion of Lovell's, United
               Kingdom counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and each Date of
               Delivery and in form and substance satisfactory to Sidley Austin
               Brown & Wood LLP, to the effect reasonably requested by the
               Representative.

               (vii) The Company shall furnish to the Underwriters at the
               Closing Time and on each Date of Delivery an opinion of internal counsel for the Company which is at least an associate general counsel, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to Sidley Austin Brown & Wood LLP, to the effect reasonably requested by the Representative.

               (viii) On the date of this Agreement and at each Date of
               Delivery, the Representative shall have received from
               PricewaterhouseCoopers LLP letters dated the respective Dates of
               Delivery thereof and addressed to the Representative, in form and substance satisfactory to the Representative, containing
               statements and information of the type specified in AU Section
               634 "Letters for Underwriters and Certain other Requesting
               Parties" issued by the American Institute of Certified Public
               Accountants with respect to

                                      -22-

               the financial statements, and certain financial information of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the
               Disclosure Package, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

               (ix) The Representative shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Sidley
               Austin Brown & Wood LLP, dated the Closing Time or such Date of
               Delivery, addressed to the Representative and in form and
               substance satisfactory to the Representative.

               (x) No amendment or supplement to the Registration Statement, the
               Prospectus or any document in the Disclosure Package shall have been filed to which the Representative shall have objected in writing.

               (xi) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration
               Statement or any order preventing or suspending the use of the
               Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission or any other
               applicable regulatory authority, and no suspension of the
               qualification of the Shares for offering or sale in any
               jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission or any other applicable regulatory authority shall have been complied with to the reasonable satisfaction of the Representative; (iii) the
               Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package
               shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements
               therein, in the light of the circumstances under which they were made, not misleading.

               (xii) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

               (xiii) Between the time of execution of this Agreement and the
               Closing Time or the relevant Date of Delivery there shall not have been any Material Adverse Change and no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Representative's sole

                                      -23-

               judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the
               Registration Statement.

               (xiv) Application has been made for the listing of the Shares on
               NASDAQ.

               (xv) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

               (xvi) The Company shall have furnished to the Representative, at the Closing Time and on each Date of Delivery, a certificate of its Interim Chief Executive Officer and Chief Financial Officer
               to the effect that:

                    (A)  the representations and warranties of the Company in
                         this Agreement are true and correct, as if made on and
                         as of the date hereof and such Date of Delivery, and
                         the Company has complied with all the agreements and
                         satisfied all the conditions on its part to be
                         performed or satisfied at or prior to the date hereof
                         and such Date of Delivery;

                    (B)  no stop order suspending the effectiveness of the
                         Registration Statement or any post-effective amendment
                         thereto and no order directed at any document
                         incorporated by reference therein ("Incorporated
                         Document") has been issued and no proceedings for that
                         purpose have been instituted or are pending or
                         threatened under the Securities Act or applicable blue
                         sky laws of any jurisdiction;

                    (C)  the Registration Statement, the Prospectus and the
                         Disclosure Package, and any amendments or supplements
                         thereto, did not and do not include any untrue
                         statement of a material fact or omit to state a
                         material fact required to be stated therein or
                         necessary to make the statements therein, in the light
                         of the circumstances under which they were made, not
                         misleading; and, since the effective date of the
                         Registration Statement, there has occurred no event
                         required to be set forth in an amendment or supplement
                         to the Prospectus or the Disclosure Package which has
                         not been so set forth; and

                    (D)  subsequent to the respective dates as of which
                         information is given in the Registration Statement, the
                         Prospectus and the Disclosure Package, there has not
                         been (a) any Material Adverse Change, (b) any
                         transaction that is material to the Company and the
                         Subsidiaries considered as one enterprise,

                                      -24-

                         except transactions entered into in the ordinary course
                         of business, (c) any obligation, direct or contingent,
                         that is material to the Company and the Subsidiaries
                         considered as one enterprise, incurred by the Company
                         or the Subsidiaries, except obligations incurred in the
                         ordinary course of business, (d) any change in the
                         capital stock or outstanding indebtedness of the
                         Company or any Subsidiary that is material to the
                         Company and the Subsidiaries considered as one
                         enterprise, (e) any dividend or distribution of any
                         kind declared, paid or made on the capital stock of the
                         Company or any Subsidiary, or (f) any loss or damage
                         (whether or not insured) to the property of the Company
                         or any subsidiary which has been sustained or will have
                         been sustained which has a Material Adverse Effect.

          (b) On or prior to the Closing Time related to the Initial Shares the
     Company shall have issued and sold at least 11,423,340 additional shares of its common stock pursuant to that certain underwriting agreement between the Company and the Underwriters.

          (c) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure
     Package, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery, as the Representative may
     reasonably request.

7.   Underwriter Representations and Covenants. Each Underwriter represents and agrees that:

          (a) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member
     State"), with effect from and including the date on which the Prospectus
     Directive is implemented in each Relevant Member State ("Relevant
     Implementation Date"), it has not made and will not make an offer of the
     Shares to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Shares to the public in that Relevant Member State:

               (i) at any time to legal entities which are authorized or
               regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

               (ii) at any time to any legal entity which has two or more of (1)
               an average of at least 250 employees during the last financial year; (2) a total

                                      -25-

               balance sheet of more than (euro) 43,000,000 and (3) an annual net turnover of more than (euro) 50,000,000, as shown in its last annual or consolidated accounts; or

               (iii) at any time in any other circumstances which do not require the publication by the Company or a prospectus pursuant to
               Article 3 of the Prospectus Directive.

          For the purposes of this Section 7(a), the expression "offer of the
          Shares to the public" in relation to any Shares in any Relevant Member
          State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase the Shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC of the European Economic Area and includes any relevant implementing measure in each Relevant Member State.

          (b) It is aware of the fact that no German sales prospectus
     (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus
     Act (Wertpapier-Verkaufsprospektgesetz, the "Act") of the Federal Republic
     of Germany has been or will been published with respect to the Shares, it will comply with the Act and it has not engaged and will not engage in a public offering (offentliches Angebot) within the meaning of the Act with respect to any Shares otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.

          (c)  (i) It has not offered or sold and, prior to the expiry of a period of six months from the Closing Time, will not offer or sell any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

               (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act
               2000 (the "FSMA")) received by it in connection with the issue or sale of any Shares in circumstances in which section 21(1) of the
               FSMA does not apply to the Company; and

               (iii) it has complied and will comply with all applicable
               provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United
               Kingdom.

                                      -26-

8.   Termination:

          The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the
     conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration
     Statement, the Prospectus or the Disclosure Package, any Material Adverse
     Change, or any development involving a prospective Material Adverse Change, or material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United
     States is such as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the
     Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by NASDAQ, or if trading generally on the
     New York Stock Exchange or in the NASDAQ National Market System has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the over-the-counter market or by order of the
     Commission or any other governmental authority, or (v) if there has been any downgrade in the rating of any of the Company's debt securities or common shares by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities
     Act) or by A.M. Best Company, Inc., or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority, domestic or foreign, has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representative, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state or local government or agency, domestic or foreign, in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representative, has a material adverse effect on the securities markets in the United States.

          If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

          If the sale to the Underwriters of the Shares, as contemplated by this
     Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 10 hereof) and the Underwriters shall be under no obligation or liability to the

                                      -27-

     Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9.   Increase in Underwriters' Commitments:

          If any Underwriter shall default at the Closing Time or on a Date of
     Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the
     "Defaulted Shares"). Absent the completion of such arrangements within such
     36-hour period, (i) if the total number of Defaulted Shares does not exceed
     10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the
     Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.

          Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters
     (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the
     Representative).

          If a new Underwriter or Underwriters are substituted for a defaulting
     Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing
     Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration
     Statement and Prospectus and other documents may be effected.

          The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with the same effect as if such substituted Underwriter had originally been named in this
     Agreement.

10.  Indemnity and Contribution by the Company and the Underwriters:

          (a) The Company agrees to indemnify, defend and hold harmless each
     Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss,

                                      -28-

     expense, liability, damage or claim (including the reasonable cost of investigation), jointly or severally, which any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein, (B) untrue statement or alleged untrue statement of a material fact contained in the Registration Statement
     (or any amendment or part thereof) any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the
     Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Base Prospectus, any Preliminary Prospectus, the
     Prospectus and the Prospectus as amended or supplemented by the Company),
     (C) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (D) any omission or alleged omission from the Disclosure Package of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the
     Company expressly for use in such Registration Statement, Prospectus or
     Application. The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company may otherwise have.

          If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the
     Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than one local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

                                      -29-

     Anything in this paragraph to the contrary notwithstanding, (i) the Company shall not be liable for any settlement of any such claim or action effected without its consent and (ii) the foregoing indemnity with respect to the any Issuer Free Writing Prospectus and the Prospectus shall not inure to the benefit of the Underwriters to the extent that such loss, claim, damage, liability or judgment arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any
     Issuer Free Writing Prospectus and the Prospectus, or caused by the omission or alleged omission to state in any Issuer Free Writing Prospectus and the Prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading if: (x) the Company furnished to the Underwriters sufficient copies of any Issuer Free Writing
     Prospectus or the Prospectus, as amended or supplemented, on a timely basis to permit delivery of the Issuer Free Writing Prospectus and the Prospectus
     by the Underwriters to all persons at or prior to the delivery of the written confirmation of the sale of the Shares to such persons; (y) the disclosure contained in the Issuer Free Writing Prospectus and the
     Prospectus, as amended or supplemented, cured the defect in the Issuer Free
     Writing Prospectus and the Prospectus giving rise to such loss, claim, damage liability or judgment; and (z) a copy of the Issuer Free Writing
     Prospectus and the Prospectus, as amended or supplemented, was not sent or given by or on behalf of Underwriters to such person.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company's directors, the
     Company's officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities
     Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation)
     which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon
     (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from the
     Disclosure Package or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing
     Prospectus, Disclosure Package or Prospectus in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use therein. The statements set forth in the paragraph identified by "Electronic Prospectus
     Delivery," the first paragraph under "Commissions and Expenses," and the paragraphs identified by "Stabilization" under the caption "Underwriting"
     in the Preliminary Prospectus, the Disclosure Package and the Prospectus
     (to the extent such statements relate to the

                                      -30-

     Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of
     Sections 3(l), (m) and (n) and this Section 10.

          If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the fees and expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than one local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the
     Representative.

          (c) If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims
     (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the
     Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by

                                      -31-

     the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the
     Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

          (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i)
     and, if applicable (ii), above. Notwithstanding the provisions of this
     Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the
     Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

11.  Qualified Independent Underwriter:

          The Company hereby confirms that at its request BB&T Capital Markets, a division of Scott & Stringfellow, Inc. has without compensation acted as
     "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the Shares. The Company will indemnify and hold harmless the QIU against any losses, expenses, liabilities, damages or claims to which the QIU may become subject, under the Securities Act or otherwise, insofar as such losses, expenses, liabilities, damages or claims
     (or actions in respect thereof) arise out of or are based upon the QIU's acting (or alleged failing to act) as such "qualified independent underwriter" and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, expense, liability, damage or claim or action as such expenses are incurred.

12.  Survival:

          The indemnity and contribution agreements contained in Section 10 and the representations, warranties, covenants and agreements of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any

                                      -32-

     Underwriter within the meaning of Section 15 of the Securities Act or
     Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
     Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the
     Shares, or in connection with the Registration Statement or Prospectus.

13.  Notices:

          Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the
     Underwriters, shall be sufficient in all respects if delivered to Friedman,
     Billings, Ramsey & Co., Inc., as Representative of the several
     Underwriters, 1001 19th Street North, Arlington, Virginia 22209, Attention:
     Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 1
     Victoria Street, Hamilton, Bermuda HM 11; Attention: Interim Chief
     Executive Officer.

14.  Governing Law; Headings:

          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
     THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CONFLICTS OF
     LAWS PRINCIPLES THAT WOULD APPLY ANY OTHER LAW. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15.  Parties at Interest:

          The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16.  Counterparts and Facsimile Signatures:

          This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

                                      -33-

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the
Company and the Underwriters.

                                        Very truly yours,

                                        QUANTA CAPITAL HOLDINGS LTD.

                                        By: /s/ Robert Lippincott III
                                            ------------------------------------
                                            By: Robert Lippincott III
                                            Title: Interim Chief Executive
                                                   Officer and President

Accepted and agreed to as of the date
first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By: /s/ James R. Kleeblatt
    ---------------------------------
Title: James R. Kleeblatt
       Senior Managing Director

For itself and as Representative of the
other Underwriters named on Schedule I
hereto.

                                   SCHEDULE I

                                                  Number of Initial
Underwriter                                    Shares to be Purchased
--------------------------------------------   ----------------------
Friedman, Billings, Ramsey & Co., Inc. .....          2,250,000
BB&T Capital Markets, a division of Scott
   & Stringfellow, Inc. ....................            750,000
   Total ...................................          3,000,000

                                   SCHEDULE II

                        ISSUER FREE WRITING PROSPECTUSES

The road show which is attached hereto.

                                      -36-